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                                                                   Exhibit 10.11

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                               Grove Investors LLC

                             Management Option Plan

            SECTION 1. Purpose. The purposes of this Grove Investors LLC Management Option Plan (the "Plan") are to promote the interests of Grove Investors LLC (the "Company") and its members by (i) attracting and retaining exceptional officers and other key employees of the Company and its Affiliates, specifically including the Company's indirect subsidiary, Grove Worldwide LLC and (ii) enabling such individuals to acquire an equity interest in and participate in the long-term growth and financial success of the Company.

            SECTION 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

            "Affiliate" shall mean (i) any entity that, directly or indirectly, controls or is controlled by or under common control with the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

            "Board" shall mean the Management Committee of the Company, as established pursuant to the LLC Agreement.

            "Cause" shall mean (i) willful misconduct or willful malfeasance by the Participant in connection with his or her employment, (ii) the Participant's conviction of, or plea of guilty or nolo contendere to, any crime constituting a felony under the laws of the United States or any state thereof or any crime involving moral turpitude or (iii) the Participant's material breach of any of the provisions of any employment agreement or the LLC Agreement which is not cured by the Participant within 10 business days following written notice from his employer of such breach.

            "Change in Control" shall mean the closing of any transaction whereby any Person other than FW Grove Coinvestors, L.P., Keystone, Inc. (including funds sponsored by Keystone, Inc.), FW Strategic Partners, L.P., Michael L. George or the George Group, Inc. or any of their respective
Affiliates shall have become the beneficial owner of more than 50% of the Equity Securities (as defined in the LLC Agreement) of the Company or a reorganization, merger, consolidation, acquisition or other similar transaction, after which all or substantially all of the assets of the Company are controlled by an entity other than FW Grove Coinvestors, L.P., Keystone, Inc. (including investment funds sponsored by Keystone, Inc.), Michael L. George, the George Group Inc. and/or FW Strategic Partners, L.P. or their respective Affiliates.
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            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            "Committee" shall mean Compensation Committee of the Board or any person or persons designated by the Board or the Compensation Committee to administer the Plan.

            "Class A Unit" shall mean a unit of interest in the Company based upon a notional amount of 75,000 units outstanding as of the Effective Date, with each Class A Unit representing a .001333% interest in the Company as of the Effective Date, subject to adjustment as provided in Section 6(d) and in the LLC Agreement.

            "Company" shall mean Grove Investors LLC, a Delaware limited liability company, together with any successor thereto.

            "Disability" shall mean a Participant's becoming physically or mentally incapacitated so that he is therefore reasonably expected to be unable with reasonable accommodation, for a period of six consecutive months or for an aggregate of nine months in any 18 consecutive month period to perform the essential functions of his job for the Company and its Affiliates.

            "EBITDA" shall mean the net profit of the Company and its subsidiaries, after all expenses but before any (A) interest, (B) income taxes or other taxes based on profits, (C) amortization of goodwill, (D) depreciation,
(E) cash expenses directly associated with the implementation of the operations improvement program, including consulting fees under the Consulting Agreement referred to in the LLC Agreement, and (F) to the extent determined by the Committee, any nonrecurring or unbudgeted extraordinary items of income or loss. The determination of EBITDA for purposes of the Plan shall be made by the Committee in good faith, which determination shall be conclusive and binding on the Company and the Participants, including any beneficiaries thereof.

            "EBITDA Target" shall mean the target EBITDA for the Company and its subsidiaries determined for a fiscal year based on management's proposal and as approved by the Committee.

            "Employment" and "termination of employment" and similar references shall include employment with and termination of employment from the Company and its Affiliates, including Grove.

            "Effective Date" shall mean April 28, 1998.
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            "Fair Market Value" of Interests shall mean the fair market value of such Interests as determined in good faith by the Board. In the event of a Change in Control involving the sale of Interests or Interests of Grove Worldwide, the Fair Market Value of an Interest shall be based upon the price per Interest paid by the acquiror in connection with such Change in Control.

            "Grove" shall mean Grove Worldwide LLC, a Delaware limited liability company, together with any successor thereto.

            "Interest" shall mean an Interest as defined in the LLC Agreement.

            "LLC Agreement" shall mean the Second Amended and Restated Limited Liability Company Agreement of Grove Investors LLC dated as of June __, 1998.

            "Option" shall mean an option granted hereunder to acquire Class A Units, as set forth in Section 6.

            "Option Agreement" shall mean any written agreement, contract, or other instrument or document (which may include provisions of an employment agreement to which the Company is a party) evidencing any Option granted hereunder, which may, but need not, be executed or acknowledged by a Participant.

            "Participant" shall mean any officer or other key employee of the Company or its Affiliates eligible for an Option under Section 5 and selected by the Committee to receive an Option under the Plan.

            "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

            "Plan" shall mean this Grove Investors LLC Management Option Plan.

            SECTION 3. Administration.

            (a) The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the number of Class A Units (and underlying Interests) or fractions thereof to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, the Options; (iii) determine the terms and conditions of any Option; (iv) determine whether, to what extent, and under what circumstances Options may be settled or exercised in cash, Interests, other securities or other property, or canceled, forfeited or suspended and the method or methods by which the Options may be settled, exercised, canceled, forfeited or
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suspended; (v) interpret, administer, reconcile any inconsistency, correct any defect and/or supply any omission in the Plan and any instrument or agreement relating to, or Option made under, the Plan; (vi) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (vii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

            (b) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Option shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Option and any member of the Company.

            (c) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option hereunder.

            SECTION 4. Class A Units and Interests.

            (a) Class A Units Available. Subject to adjustment as set forth in
Section 4(b), the aggregate number of Class A Units with respect to which Options may be granted under the Plan shall be 4,500. If, after the effective date of the Plan, any Class A Units covered by an Option granted under the Plan, are forfeited, or if an Option has expired, terminated or been canceled for any reason whatsoever (other than by reason of exercise) and in either such case a Participant has received no benefits of ownership with respect to the forfeited Class A Units or the Interests to which such expired, terminated or canceled Option relates, then the Class A Units covered by such Option shall again be available to be granted under Options hereunder.

            (b) Adjustments. In addition to the adjustment in the Interests as described in Section 6(d), in the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Interests, securities or other property), recapitalization, reorganization, merger, consolidation, issuance or exchange of Interests, other ownership interests or other securities of the Company, issuance of warrants or other rights to purchase Interests, other ownership interests or other securities of the Company or other similar corporate transaction or event affects the Interests such that an adjustment is determined by the Committee in its discretion to be appropriate in order to prevent inappropriate dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number of Class A Units, other ownership interests or other securities of the Company (or number
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and kind of other securities or property) with respect to which Options may be granted, (ii) the number of Class A Units, other ownership interests or other securities of the Company (or number and kind of other securities or property) subject to outstanding Options or the percentage of Interests, other ownership interests or other securities of the Company subject to Class A Units and (iii) the exercise price with respect to any Option or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Option in consideration for the cancellation of such Option. No adjustment shall be made on account of the issuance of Interests with respect to Options.

            SECTION 5. Eligibility. Any officer or other key employee of the Company or any of its Affiliates (including any prospective officer or key employee) shall be eligible to be designated as a Participant in the Plan by the Committee.

            SECTION 6. Options.

            (a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options shall be granted, the number of Class A Units to be covered by each Option, the exercise price therefor and the conditions and limitations applicable to the exercise of the Option.

            (b) Exercise Price. The exercise price per Class A Unit for Options granted as of the Effective Date shall be the Company's cost of its investment in Grove for the Interests relating to such Class A Unit. The exercise price per Class A Unit for Options granted as of a date after the Effective Date shall be the Fair Market Value of the Interests relating to such Class A Unit, as determined by the Committee.

            (c) Exercise.

                  (i) Each Option shall be exercisable at such times and subject to such terms and conditions (including vesting provisions) as the Committee may, in its sole discretion, specify in the applicable Option Agreement or thereafter and/or to the extent not so specified, as specified in paragraph (g) below. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

                  (ii) Upon proper exercise in whole or in part of the vested portion of an Option, (I) the number of Class A Units with respect to which the Option is exercised shall be issued to the Participant, (II) the Participant's capital account in the Company shall have an initial balance equal to the exercise price paid by such Participant and (III) the Participant shall be entitled to receive special priority allocations of income under the LLC Agreement as provided in Article IV thereof.



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                  (iii) In the event that a Participant exercises an Option at a time when it is not yet determined whether he is vested as of such exercise date, the Participant shall not be entitled to receive Interests on account of such exercise, and shall not be required to tender payment on account of such exercise, until the Company determines that the Participant was vested as of the date of such purported exercise.

            (d) Adjustment of Percentage of Interests Subject to Class A Units. Upon the issuance or redemption of Interests in the Company, the number of Class A Units available under the Plan and the number of Class A Units subject to outstanding Options shall be equitably adjusted as determined by the Committee in its sole discretion to prevent inappropriate dilution or enlargement of the economic interest represented by such Class A Units.

            (e) Payment. No Interests shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate exercise price therefor is received by the Company. Such payment may be made in cash or its equivalent, as determined by the Committee.

            (f) Subject to LLC Agreement. As a condition to the exercise of an Option, the Participant will be required to become a party to the LLC Agreement and the Interests acquired upon exercise of the Option will be held subject to the terms and conditions of the LLC Agreement.

            (g) Vesting.

                  (i) Options Granted as of Effective Date. Subject to the Participant's continued employment with the Company and its Affiliates, the Options granted as of the Effective Date shall vest over a five year period with the first year of such five year period being the Company's first fiscal year that begins after the Effective Date, as follows:

                        (A) For each of the first five fiscal years beginning after the Effective Date, the Option shall vest and become cumulatively exercisable with respect to 20% of the Interests initially relating thereto on the last day of such fiscal year if the Company and its subsidiaries meet the EBITDA Target established for that fiscal year.

                        (B) If the EBITDA actually achieved for a year is at least 80% but less than 100% of the Target for that year, then the vesting opportunity of the Option for that year shall be reduced by 5% for each 1% of difference between the EBITDA Target and the EBITDA actually achieved; or

                        (C) If the EBITDA results for a year exceed 100% of the EBITDA Target for that year, a participant's vesting opportunity (that is,
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      20%) for that year will be fully achieved. In addition, the Participant shall be credited with a vesting excess either to make up for some or all of a vesting opportunity not achieved in prior years or may apply such excess against a vesting deficiency of a future year, on the following basis: the vesting opportunity shall be increased by 2.5% for each 1% of difference between the EBITDA actually achieved and the EBITDA Target for that year. The maximum aggregate excess percentage that may be carried forward to future years or backward from any given year cannot provide vesting with respect to more than 10% of all Options granted to a participant.

                        (D) No more than 100% of Options granted may vest.

                  (ii) Options Granted After Effective Date. Unless otherwise provided in the applicable Option agreement, and subject to the Participant's continued employment with the Company and its Affiliates, the Options granted after the Effective Date shall vest over a five year period, as follows:

                        (A) For each of the first five fiscal years beginning after the Grant Date, the Option shall vest and become cumulatively exercisable with respect to 20% of the Interests initially relating thereto on the last day of such fiscal year if the Company and its subsidiaries meet the EBITDA Target established for that fiscal year.

                        (B) If the EBITDA actually achieved for a year is at least 80% but less than 100% of the Target for that year, then the vesting opportunity of the Option for that year shall be reduced by 5% for each 1% of difference between the EBITDA Target and the EBITDA actually achieved; or

                        (C) If the EBITDA results for a year exceed 100% of the EBITDA Target for that year, a participant's vesting opportunity (that is, 20%) for that year will be fully achieved. In addition, the participant shall be credited with a vesting excess either to make up for some or all of a vesting opportunity not achieved in prior years or may apply such excess against a vesting deficiency of a future year, on the following basis: The vesting opportunity shall be increased by 2.5% for each 1% of difference between the EBITDA actually achieved and the EBITDA Target for that year. The maximum aggregate excess percentage that may be carried forward to future years or backward from any given year cannot provide vesting with respect to more than 10% of all Options granted to a participant as of the Effective Date.

                        (D) No more than 100% of Options granted may vest.

                  (iii) Change in Control. To the extent not previously canceled, any unvested portion of an Option shall, as of the date of a Change in
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Control, be deemed vested and exercisable immediately prior to such Change in
Control.

            (h) Exercise. A Participant may exercise all or any part of the vested portion of an Option upon ten days' advance written notice to the Company at any time prior to the earliest to occur of the following dates:

                  (i) the tenth anniversary of the date of grant of such Option;

                  (ii) the expiration of 30 days following the effective date of the Participant's termination of employment by the Company and its Affiliates without Cause (regardless of whether the ten-day notice period for the exercise of the Option ends after the end of such 30 days following termination);

                  (iii) the expiration of one year following the date of the
                        Participant's termination of employment with the Company and its Affiliates due to the Participant's death or Disability;

                  (iv) the effective date of a Participant's termination of employment by the Company and its Affiliates for Cause; or

                  (v) the effective date of a Participant's voluntary termination of employment for any reason (regardless of whether the ten-day notice period for the exercise of the Option ends after the effective date of such termination of employment).

            (i) Section 83(b) Election. Unless the Committee determines otherwise, an individual exercising an Option will be required to make a timely, valid election under section 83(b) of the Internal Revenue Code of 1986, as amended.

            (j) Effect of Termination of Employment. Upon a Participant's termination of employment with the Company and its Affiliates for any reason:
(i) , the unvested portion of the Option, if any, shall be automatically canceled without consideration; (ii) the portion of the Option which was vested immediately before termination of employment shall remain exercisable as set forth in Section 6(h) above, but if not exercised within the applicable period, it shall be automatically cancelled without consideration.
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            SECTION 7. Call Rights.

            (a) Exercise of Call Right. Any Interest acquired from the exercise of an Option shall be subject to a Call Right described in Section 11.1 of the LLC Agreement. Any exercise by the Company of a Call Right shall be made in accordance with the procedures described in the LLC Agreement.

            SECTION 8. Amendment and Termination.

            (a) Amendments to the Plan. The Board, or if none, the Committee, may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that any such amendment, alteration, suspension, discontinuance or termination that would materially adversely affect the rights of any Participant or other holder of an Option theretofore granted shall not to that extent be effective without the written consent of the affected Participant or holder.

            (b) Amendments to Options. The Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate any Option theretofore granted, prospectively or retroactively; provided, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination not expressly contemplated by the Plan that would materially adversely affect the rights of any Participant or other holder of an Option theretofore granted shall not to that extent be effective without the written consent of the affected Participant or holder.

            (c) Cancellation. Any provision of this Plan or any Option Agreement to the contrary notwithstanding, in connection with a Change in Control, the Company shall be entitled to elect to cancel the unexercised portion of any Option (the "Unexercised Portion") in exchange for a cash payment to the Participant equal to the excess of (i) the Fair Market Value of the Interests underlying the Class A Units covered by the Unexercised Portion over (ii) the aggregate exercise price of the Unexercised Portion.

            (d) Initial Public Offering. Upon the occurrence of an Initial Public Offering of stock by the Company or a successor, the Committee shall take all such action as it deems appropriate, in its sole discretion, to cause the public corporation to assume this Management Option Plan and any outstanding Options in such manner as the Committee shall determine to be equitable and consistent with the purposes of this Plan.
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            SECTION 9. General Provisions.

            (a) Nontransferability.

                  (i) Each Option, and each right under any Option, shall be exercisable during the Participant's lifetime only by the Participant, or, if permissible under applicable law, by the Participant's legal guardian or representative.

                  (ii) No Option may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate: provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

            (b) No Rights to Options. No Person shall have any claim to be granted any Option, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Options. The terms and conditions of Options and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

            (c) Certificates. All certificates, if any, evidencing Interests or other interests in or securities of the Company or any Affiliate delivered under the Plan pursuant to any Option or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such securities are then listed and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

            (d) Delegation. Subject to the terms of the Plan, the provisions of any Option Agreement and applicable law, the Committee may delegate to one or more officers or managers of the Company or any Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Options to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend or terminate Options held by Participants.

            (e) Withholding. A Participant may be required to pay to the Company and the Company and its Affiliates shall have the right and is hereby authorized to withhold from any payment due or transfer made under any Option, under the Plan or from any compensation or other amount owing to a Participant the
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amount (in cash, securities or other property) of any applicable withholding taxes in respect of an Option, its exercise or any payment or transfer under an Option or the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

            (f) Option Agreements. Each Option hereunder shall be evidenced by an Option Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Option and any rules applicable thereto.

            (g) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, securities and other types of awards, and such arrangements may be either generally applicable or applicable only in specific cases.

            (h) No Right to Employment. The grant of an Option shall not be construed as giving a Participant the right to be retained in the employ of, or in any other continuing relationship with, the Company or any Affiliate.

            (i) No Rights as a Member. Subject to the provisions of the applicable Option Agreement, no Participant or holder or beneficiary of any Option shall have any rights as a member of the Company with respect to any Interests to be distributed under the Plan until he or she has become the holder of such Interests.

            (j) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Option Agreement shall be determined in accordance with the laws of the State of New York.

            (k) Severability. If any provision of the Plan or any Option is, becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Option, or would disqualify the Plan or any Option under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, Person or Option and the remainder of the Plan and any such Option shall remain in full force and effect.

            (1) Other Laws. The Committee may refuse to issue or transfer any Interests or other consideration under an Option if, acting in its sole discretion, it determines that the issuance or transfer of such Interests or such other consideration would violate any applicable law or regulation and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Option shall be promptly refunded. Without limiting the generality of the
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foregoing, no Option granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable securities laws.

            (m) No Trust or Fund Created. Neither the Plan nor any Option shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Option such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

            (n) Headings. Headings are used herein solely as a convenience to facilitate reference and shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

            (o) Arbitration. The parties hereto will endeavor to resolve in good faith any controversy, disagreement or claim arising between them, whether as to the interpretation, performance or operation of this Agreement or any rights or obligations hereunder. Except as otherwise provided herein, if they are unable to do so, any such controversy, disagreement or claim will be submitted to binding arbitration, for final resolution without appeal, by either party giving written notice to the other of the existence of a dispute which it desires to have arbitrated. The arbitration will be conducted in ______________ by a panel of three (3) arbitrators and will be held in accordance with the rules of the American Arbitration Association. Of the three arbitrators, one will be selected by the Company, one will be selected by the Employee and the third will be selected by the two arbitrators so selected. Each party will notify the other party of the arbitrator selected by him or it within fifteen (15) days after the giving of written notice. The decision and award of the arbitrators must be in writing and will be final and binding upon the parties hereto. Judgment upon the award may be entered in any court having jurisdiction thereof, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. The expenses of arbitration will be borne in accordance with the determination of the arbitrators with respect thereto. Pending a decision by the arbitrators with respect to the dispute or difference undergoing arbitration, all other obligations of the parties will continue as stipulated herein, and all monies not directly involved in such dispute or difference will be paid when due.

            SECTION 10. Term of the Plan.

            (a) Effective Date. The Plan shall be effective as of April 28, 1998 (the "Effective Date").
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            (b) Expiration Date. No Option shall be granted under the Plan after the tenth anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Option Agreement, any Option granted hereunder may, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any conditions or rights under any such Option shall, continue after the tenth anniversary of the Effective Date.